Filed Pursuant To Rule 433

Registration No. 333-275079

January 10, 2024

X/Twitter Post:

Live Address: https://twitter.com/2800345565/status/1745213498827895121

Text:

Tweet 1: Huge news: Today, the SEC approved NYSE Arca’s application pursuant to Rule 19b-4 under the Securities Exchange Act of 1934 to list the shares of Grayscale Bitcoin Trust on NYSE Arca under Ticker $GBTC AND declared $GBTC’s registration statement on Form S-3 effective. (1/5)

Grayscale recieves SEC approval to uplist GBTC

Tweet 2: Today’s approvals will allow GBTC to operate as a spot #Bitcoin ETF and will make it [among] the first such product[s] to be brought to market in the U.S. This is what we’ve been working toward. For important info & disclosures, visit: grayscale.com/gbtc (2/5)

Tweet 3: Once the shares debut, the Trust intends to issue shares on a registered basis and employ simultaneous creations and redemptions. We believe these changes will enable GBTC to more closely track the value of its underlying #Bitcoin holdings, after deduction of expenses and other liabilities. (3/5)

Tweet 4: “Today’s historic outcome is a testament to $GBTC’s investors for their unwavering patience and support, and to the entire Grayscale team and our partners for their hard work and dedication.” said Grayscale CEO Michael @Sonnenshein. (4/5)

Tweet 5: It’s an exciting time. Thank you for joining us for this milestone. (5/5)

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

LinkedIn:

Live Address: https://www.linkedin.com/feed/update/urn:li:share:7150979197094547459/

Text: Two landmark decisions by the SEC will allow GBTC to uplist as a spot Bitcoin ETF. Today, the SEC approved NYSE Arca’s application pursuant to Rule 19b-4 under the Securities Exchange Act of 1934 to list the shares of Grayscale Bitcoin Trust on NYSE Arca under Ticker: GBTC and declared GBTC’s registration statement on Form S-3 effective.

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services is the Marketing Agent for the Trust.
An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

Grayscale recieves SEC approval to uplist GBTC

Facebook:

Live Address: https://www.facebook.com/1632920206924572/posts/874639607996431

Text: Two landmark decisions by the SEC will allow GBTC to uplist as a spot Bitcoin ETF. Today, the SEC approved NYSE Arca’s application pursuant to Rule 19b-4 under the Securities Exchange Act of 1934 to list the shares of Grayscale Bitcoin Trust on NYSE Arca under Ticker: GBTC and declared GBTC’s registration statement on Form S-3 effective.

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services is the Marketing Agent for the Trust.
An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

Grayscale recieves SEC approval to uplist GBTC

Instagram:

Live Address: https://www.instagram.com/p/C179TJvrira/

Text: Two landmark decisions by the SEC will allow GBTC to uplist as a spot Bitcoin ETF. Today, the SEC approved NYSE Arca’s application pursuant to Rule 19b-4 under the Securities Exchange Act of 1934 to list the shares of Grayscale Bitcoin Trust on NYSE Arca under Ticker: GBTC and declared GBTC’s registration statement on Form S-3 effective.

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Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101. Foreside Fund Services is the Marketing Agent for the Trust. An investment in the Trust involves risks, including possible loss of principal. The Trust holds Bitcoin; however, an investment in the Trust is not a direct investment in Bitcoin. As a non-diversified and single industry fund, the value of the shares may fluctuate more than shares invested in a broader range of industries. Extreme volatility, regulatory changes, and exposure to digital asset exchanges may impact the value of Bitcoin, and consequently the value of the Trust.

Grayscale recieves SEC approval to uplist GBTC

Now boarding: Investors in the world’s largest Bitcoin f

Grayscale Bitcoin Trust (BTC) (the “Trust”) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Trust has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any authorized participant will arrange to send you the prospectus (when available) if you request it by calling (833) 903 - 2211 or by contacting Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101.